UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

ENERGY & TECHNOLOGY CORP.
(Exact Name Of Registrant As Specified In Charter)

Delaware	333-143215	26-0198662
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

Petroleum Towers, Suite 530
P.O. Box 52523
Lafayette, LA 70505
 (Address of Principal Executive Offices)

(337) 984-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Joseph M. Lucosky, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South, 2nd Floor
Manalapan, NJ, 07726
Tel No.: (732) 409-1212
Fax No.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 14, 2009, the Board of Directors of Energy & Technology Corp., (the “Company”) appointed Ms. Chongyuan (Joyce) Zhu as the Company’s Chief Financial Officer.

Chongyuan (Joyce) Zhu, Chongyuan (Joyce) Zhu, 26, was born on August 28, 1982 in China. She attended Donghua University in Shanghai China from 2000 to 2004, and received her Bachelor’s degree in International Accounting.  Following graduation, Ms. Zhu became employed in China as an auditor in a CPA firm, and an internal auditor with Shanghai Airlines until 2005.  Ms. Zhu enrolled at the University of Louisiana-Lafayette in 2005 and received her MBA in May, 2007.  Ms. Zhu joined Technical Industries, Inc. in December of 2007, where she currently serves in the capacity as Accountant.  She was appointed Secretary of the Company on August 29, 2008.

Family Relationships

There is no family relationship between Ms. Zhu and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

Ms. Zhu does not currently have an employment agreement with the Company.

Item 8.01 Other Events

On August 6, 2009, American Interest, LLC (“American Interest”) cancelled and returned to the treasury 118,046, 500 shares of Energy & Technology, Corp. (the “Company”) common stock, $0.001 par value per share (the “Common Stock”) for future considerations.  In addition, the Sfeir Family Trust (“Sfeir Trust”) cancelled and returned to the Company’s treasury 47,053,500 shares of the Company’s Common Stock for future considerations.  The Company has 10,000,000 shares of Common Stock issued and outstanding following the cancellation of shares.

George Sfeir, the Company’s President and Chief Executive Officer has voting and dispositive power over the shares beneficially owned by American Interest and Sfeir Trust.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Cancellation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

ENERGY & TECHNOLOGY CORP.

Date: August 18, 2009	By:	/s/ George M. Sfeir
George M. Sfeir
Chief Executive Officer